SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 1999


                           CURTISS WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



      Delaware                     1-134                         13-0612970
      --------                    -------                       ------------
   State or Other             Commission File                   IRS Employer
   Jurisdiction of                 Number                     Identification No.
   Incorporation or
   Organization

1200 Wall Street West, Suite 501
Lyndhurst, New Jersey                                               07071
--------------------------------------                           --------
Address of Principal Executive Offices                           Zip Code


Registrant's telephone number, including area code: (201)896-8400
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         Item 5.  OTHER EVENTS.

Curtiss-Wright Corporation (the "Company") has entered into a definitive asset purchase agreement to acquire the Pressure Relief Valve (PRV) and Vehicle Control Valve and Pump (VCP) business units of Teledyne Fluid Systems, an Allegheny Teledyne Incorporated company, for a purchase price of approximately $44 million. The transaction will be for cash with no assumption of indebtedness involved. PRV operates under the "Farris Engineering" name and processes and sells spring loaded and pilot-operated pressure- relief valves for use in processing industries, which include refineries, petrochemical/chemical plants and pharmaceutical manufacturing. The VCP business being acquired provides specialty hydraulic and pneumatic valves and air-driven pumps and gas boosters sold under the "Sprague" and "PowerStar" trade names for general industrial applications. VCP also manufactures certain directional control valve products for truck transmissions and car transport carriers.

The consummation of the transaction is subject to customary government approvals pursuant to the Hart-Scott-Rodino Act, completion of a review of the businesses of PRV and VCP, and certain closing conditions being met by the parties including the execution of a Transition Services Agreement whereby the Company will receive a monthly fee of approximately $36,350 per month for one year for providing continued computerized services to a third party purchaser of the nitrogen gas spring business unit of Teledyne Fluid Systems. The transaction is expected to be completed in the third quarter of 1999. Details are more fully described in the attached press release.

                           FORWARD LOOKING STATEMENTS

Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, marine, and industrial companies. Please refer to the Company's current SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

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



                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CURTISS WRIGHT CORPORATION



                                                  By: /s/ Robert A. Bosi
                                                     ---------------------
                                                       Robert A. Bosi
                                                       Vice President-Finance


Date:  August 2, 1999








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

Company Press Release
SOURCE: Curtiss-Wright Corporation

CURTISS-WRIGHT ENTERS ACQUISITION AGREEMENT TO EXPAND FLOW CONTROL BUSINESS

LYNDHURST, N.J., July 28 /PRNewswire/ -- Curtiss-Wright Corporation (NYSE: CW - news) announced today it has entered into an agreement to acquire the Pressure Relief Valve (PRV) and Vehicle Control Valve and Pump (VCP) business units of Teledyne Fluid Systems, an Allegheny Teledyne Incorporated company (NYSE: ALT - news).

The combined sales of the businesses being acquired were approximately $42.8 million in 1998. Curtiss-Wright will purchase the assets of the businesses for about $44 million. The transaction will be for cash and no assumption of debt is involved. The acquisition is scheduled to close on August 27, 1999 and is expected to be immediately accretive to Curtiss- Wright's earnings per share.

PRV operates under the "Farris Engineering" trade name and is one of the world's leading manufacturers of spring loaded and pilot-operated pressure- relief valves for use in processing industries, which include refineries, petrochemical/chemical plants and pharmaceutical manufacturing. Pressure relief valves are self-actuated safety devices designed to prevent the overpressure of vessels, pipelines and other critical industrial equipment. Curtiss-Wright, through its Curtiss-Wright Flow Control (CWFC) subsidiary, is considered one of the premier suppliers of safety and relief valves to both the US Navy and the commercial nuclear industries. While the PRV and CWFC product lines are similar, they address different markets. The strengths of PRV's relief valves in the industrial markets will complement CWFC's established position in the nuclear area to form a combined business that can better serve its markets on a global basis with a broader complementary product line, an improved distribution system and engineering capabilities.

The VCP business being acquired provides specialty hydraulic and pneumatic valves and air-driven pumps and gas boosters sold under the "Sprague" and "PowerStar" trade names for general industrial applications. VCP also manufactures certain directional control valve products for truck transmissions and car transport carriers.

The products of the businesses to be acquired are manufactured in Brecksville, Ohio and Brantford, Ontario. A service and distribution center is located in Edmonton, Alberta. Curtiss-Wright plans to continue the PRV and VCP businesses in their current locations with the current team of employees.

David Lasky, Chairman and CEO of Curtiss-Wright, stated, "This acquisition fulfills our strategic objective to service the processing market. As a result of the acquisition we will have added to our portfolio of businesses a leading supplier to the industrial flow control markets, with an excellent reputation for product quality, service and technical innovation. At the same time, we believe that our existing position in the valve business will help us to create new growth opportunities for the PRV business."

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Curtiss-Wright Corporation, headquartered in Lyndhurst, NJ, is a diversified multinational manufacturing and service concern that designs, manufactures and overhauls precision components and systems and provides highly engineered services to the aerospace, defense, automotive, shipbuilding, oil, petrochemical, agricultural equipment, power generation, railroad, metalworking, and fire and rescue industries. The Company employs approximately 2,100 people. Operations are conducted through five manufacturing facilities (four domestic and one in Switzerland), thirty-seven metal-treatment service facilities located in North America and Europe, and four component overhaul facilities located in Florida, North Carolina, Denmark, and Singapore.
--------------------------------------------------------------------------------
Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, marine, and industrial companies. Please refer to the Company's current SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

SOURCE: Curtiss-Wright Corporation

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